UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On February 6, 2017, Shepherd’s Finance, LLC (the “Registrant”) entered into a Loan Purchase and Sale Agreement (the “Agreement”) with Builder Finance, Inc. (“Builder Finance”), pursuant to which Builder Finance shall have the right, from time to time, to purchase from the Registrant senior priority interests in certain loans made to fund the vertical construction of one to four family residential dwellings (“Eligible Loans”). The Agreement is made effective as of August 1, 2016. Each Eligible Loan will be evidenced by notes secured by, among other things, mortgages or deeds of trust encumbering the respective construction properties.

Previously, the Registrant had entered into a separate Loan Purchase and Sale Agreement with 1st Financial Bank USA (“1st Financial”) dated as of December 24, 2014, as amended (the “Original LPSA”). Builder Finance is a subsidiary of 1st Financial. The Agreement governs all Eligible Loans purchased from the Registrant on or after August 1, 2016, even those that would have been owned by 1st Financial pursuant to the Original LPSA. The Registrant, 1st Financial, and Builder Finance entered into a Confirmation Agreement dated as of February 6, 2017 which confirmed that all Eligible Loans purchased by 1st Financial from the Registrant prior to August 1, 2016 will continue to be governed by the terms of the Original LPSA, whereas those purchased on or after August 1, 2016 will be governed by the Agreement.

Subject to the terms and conditions of the Agreement, Builder Finance shall have the right from time to time to purchase from the Registrant a senior loan interest in each Eligible Loan which the Registrant agrees to sell to Builder Finance. The purchase price for each senior loan purchased by Builder Finance shall be expressed in a “Loan Notification” (as described in Section 2.1 of the Agreement) and, unless otherwise agreed by the parties, shall be an amount equal to the lesser of (i) an amount equal to (A) for each senior loan purchased by Builder Finance between August 1, 2016 and February 5, 2017, 60% of the Eligible Balance (as defined in Section 1.2 of the Agreement) at the time of the closing of sale of the senior loan interest in such Eligible Loan, or (B) for each senior loan purchased by Builder Finance on or after February 6, 2017, 70% of the Eligible balance at the time of the closing of sale of the senior loan interest in such Eligible Loan and (ii) the Senior Loan Amount (as defined below); provided that the purchase price shall not include any loan fee or portion thereof. Unless another amount is set forth in the Loan Notification, the Senior Loan Amount shall be equal to: (A) for all purchases made by Builder Finance between August 1, 2016 and February 5, 2017, the lowest of (i) 55% of the Registrant-approved appraised value of the property securing the loan, (ii) $249,999.00, and (iii) 60% of the maximum principal amount of the Eligible Loan after deducting the loan fee; and (B) for all purchases made by Builder Finance on or after February 6, 2017, the lowest of (i) 59% of the Registrant-approved appraised value of the property securing the loan, (ii) (a) $249,999.00 if Builder Finance is unable to obtain an appraisal in its name, or (b) $350,000.00 if Builder Finance is able to obtain an appraisal in its name, and (iii) 70% of the maximum principal amount of the Eligible Loan after deducting the loan fee.

Except as otherwise expressly provided in the Agreement, interest on the Purchase Price and all advances shall accrue at a per annum interest rate equal to the greater of (i) 10% per annum, or (ii) the effective interest rate of the loan pursuant to the Loan Documents (as described in Section 1.2 of the Agreement), including any default interest rate interest payable to a borrower. Builder Finance’s share of such interest shall be calculated based on the actual days funded by Builder Finance. All other amounts payable by a borrower in respect of the obligations under the loan shall be determined in accordance with the Loan Documents. The Registrant will generally be the servicer of the loan.

Pursuant to the procedures set forth in Sections 5.5 through 5.7 of the Agreement, the Registrant, upon written notice to Builder Finance, shall have the right at any time (the “Call Option”) to repurchase from Builder Finance the transferred rights to any senior loan. The Call Option purchase price for each senior loan shall be an amount equal to the then outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that if the aggregate interest paid to Builder Finance in respect of such senior loan as of the repurchase date shall be less than 4% of the total commitment amount of Builder Finance in respect of such senior loan, then the purchase price shall be increased by an amount equal to such shortfall. Similarly, Builder Finance, upon written notice to the Registrant, shall have the right at any time (the “Put Option”), to elect to require the Registrant to repurchase the transferred rights pertaining to any senior loan, or any portion of a senior loan held by Builder Finance. The Put Option purchase price shall be an amount equal to the outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that the aggregate put prices payable in respect of all senior loans put to the Registrant during any trailing 12 month period ending on the date of the put notice shall never exceed the Put Option Limit, which is an amount equal to 10% of all fundings made by Builder Finance to the Registrant under the senior loans during such 12 month period.

The Registrant agrees that until the prior payment of all amounts due to Builder Finance in respect of the senior loan and the transferred rights: (a) all payments by the Registrant or Builder Finance from or on behalf of borrowers under or pursuant to the Loan Documents will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to the Registrant in respect of the subordinated loan; (b) all payments received by the Registrant or Builder Finance in connection with the foreclosure upon or other realization on any loan collateral will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to the Registrant in respect of the subordinated loan; and (c) the rights of the Registrant in and to the loan collateral or any security interests granted under Loan Documents shall be subordinated to any and all rights of Builder Finance in and to such collateral and interests.

Unless otherwise agreed to in writing by the parties, the Agreement shall terminate: (a) when the entire indebtedness due under the Loan Documents for all senior loans held by Builder Finance shall have been paid, and the Registrant has paid to Builder Finance all amounts due under the Agreement, and no new amounts become due thereunder within 30 days thereafter; or (b) when all senior loans and subordinate loans and the rights under the Agreement relating thereto are owned and held by one person, firm or corporation for its own account for a period exceeding 30 days.

The foregoing discussion is qualified in its entirety by the Agreement and the Confirmation Agreement, attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Loan Purchase and Sale Agreement between the Registrant and Builder Finance, Inc., dated as of February 6, 2017

10.2	Confirmation Agreement between the Registrant, 1st Financial Bank USA, and Builder Finance, Inc., dated as of February 6, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: February 10, 2017	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager